Exhibit 99.1

April 23, 2008

Dear Fellow Shareholders:

The purpose of this letter is to provide an update on the progress of the strategic initiatives implemented over the past twelve months and to provide general guidance on the near term prospects for the Company. I felt this was a good time to communicate with you, the shareholders of Guardian, following the filing of the Company’s annual report.  I acknowledge that the past twelve months have not produced the shareholder value increases that we believe our strategic initiatives and accomplishments warranted. We have instituted a well-conceived and, to date, a well-executed transformation plan that repositions Guardian’s homeland security business from a late-stage research and development organization to a sales, marketing and distribution organization with an international market presence.

This transformation was initiated in August 2007 following the commercialization of our PinPoint product, and within the past thirty days we have begun to realize benefits from these changes. The international business development infrastructure we have created is generating a significant number of airport, port and private business revenue opportunities in Russia, the Ukraine, Saudi Arabia, Spain and Venezuela. We currently have several international proposals outstanding, and we are in a strong competitive position on each of the opportunities. In the United States, all of our efforts to date have focused on maneuvering our way through the verification and validation process of the Department of Homeland Security and the Transportation Security Administration. While our DHS and TSA progress has been deliberate and measured, in recent weeks we have been afforded the opportunity to present our technology’s benefits directly to the Chief Technology Office of TSA and to the Science and Technology Directorate of DHS.  Although there can be no assurance, we believe that the actions we have undertaken as a result of these meetings may have positioned us on the correct pathway to deploying PinPoint in airports, ports and U.S. Government buildings around the country.

In our healthcare business we are bringing together the components for long-term success. We have negotiated working agreements with international clinical research partners, gained access to clinically-tested patient case studies, developed product prototypes and conducted clinical feasibility studies. We have negotiated strategic business relationships with equipment manufacturers and healthcare technology companies for access to domain knowledge and future international distribution of our products. To strengthen our own domain knowledge we have added healthcare technology advisors, as well as additional in-house expertise in healthcare technology product management and the FDA process. Major technology development strides have been made in several clinical areas: breast cancer detection, traumatic brain injury and acute intracranial hemorrhaging, tuberculosis identification and lung volume measurement, and the automated pathology analysis of sputum and blood samples for tuberculosis and malaria.  Over the past several months we have intensified our efforts to secure international grant funding to accelerate the parallel development of these medical technologies. We are hopeful that within the next 90 days we will have secured at least one such grant, if not more. Grant funding will significantly advance the technological development and speed the delivery of these advanced diagnostic products to the international markets.

In line with our planned strategic initiatives, during the past twelve months we have raised approximately $12 million dollars in capital, with approximately $7 million dollars raised over the past 60 days, including approximately $1.85 million in commitments.  We believe that the recent equity financing, accomplished at a significant premium to the market price of the stock, is an indication to the investment community that our international infrastructure and the associated revenue generation potential, completed over the past twelve months, was the correct strategy and that the infrastructure is in place to support revenue generation and business growth near and long-term.

Taking a moment to look in the rear view mirror can be an instructive exercise. It not only establishes a starting point, but it provides a means for measuring progress. Over the past twelve months we have advanced Guardian’s business strategy forward a great distance against difficult and varied challenges. Even with this significant progress, neither Guardian’s Board of Directors, management, nor its 22 employees is satisfied with our current market value. Like you, we have a vested interest in the long-term success of Guardian and we work diligently on a daily basis to generate shareholder value. I know at times it might appear that progress has been slow, but I can assure you that we are operating under an extremely thoughtful and well constructed strategic plan. We believe that this plan has been assembled to position Guardian for growth and to mitigate the challenges to our success.

We are a relatively unknown small-cap company with what we believe is a unique set of technologies. We face the challenge to elucidate and justify a novel and innovative material characterization and detection software approach to inherently skeptical engineers and scientists who appear to possess a hardware-centric bias and a reluctance to abandon current – if outdated - paradigms. We face a marketplace in which manufacturers and integrators have long-established and often embedded relationships with our potential customers. However, we seek to maintain a positive and forward-thinking attitude in the face of negotiations with governments, airport authorities, and other potential customers in multiple geographic locations.  We believe we know what is required to be successful and we remain focused on moving forward every single day regardless of the distance traveled.

We believe that our future growth will be based upon continued concentration on the core aspects of our business: targeted sales/marketing activities with broader geographic coverage and product offerings, expanded international OEM/VAR relationships, product innovations that will extract greater information and detect even more challenging image anomalies, exceptional professional services and expanded strategic partnerships that complement our internal efforts.

Vital to our business strategy are partnerships that contribute to our product innovation efforts or that expand product distribution. Our goal is to establish partners in certain target markets, primarily the international markets, focused on selling, distributing and servicing our PinPoint and Signature Mapping software products.

In addition, we propose to develop and leverage additional technology partnerships to expand our product offerings or enhance our existing products to appeal to a specific market.  We have begun exploratory dialogues with several large, well-known technology companies.  An example is the agreement we executed with Rogan Diagnostic Imaging whereby they will integrate our Signature Mapping technology to provide a turn-key diagnostic solution to radiologists.

Periodically, we receive requests from shareholders and others regarding details of specific prospects, programs, opportunities, and other information that is often confidential due to ongoing contractual confidentiality agreements with third parties or that may not be disclosed until such information is disclosed in a filing with the Securities and Exchange Commission or otherwise disseminated through another method of disclosure that is reasonably designed to provide broad, non-exclusionary distribution of the information to the public. It is our policy to maintain an active and open public dialogue with institutional investors, broker-dealers, investors in our stock and security analysts that provide full, fair, accurate, timely and understandable disclosure of our historical performance and future prospects in accordance with generally accepted accounting principles, and with the rules and regulations established by the SEC. Further, we believe that the market for our securities is best served when our strategies, business strengths, risks, and growth opportunities are publicly articulated.

Consistent with this policy and in view of these periodic requests, we endeavor, and will continue to endeavor, to assure that we communicate to our shareholders material information in a timely manner and in accordance with SEC rules. The information will be, of course, subject to public company disclosure requirements and any confidentiality restrictions referred to above. I am working, and have been working, closely with our investor relations firm to understand their needs with respect to shareholder communications that come to them via letters, phone calls and emails.  I will also strive to create a mechanism to provide more direct access to management (possibly a quarterly conference call) before the next shareholders’ meeting in October of this year.

It is my opinion, and the opinion of Guardian’s Board of Directors, that the mechanism to build long-term and sustainable shareholder value is through the establishment of strong international sales and distribution channels. It is our objective to build a company with operating profitability and revenue growth in expanding markets to drive Guardian’s future market value.

Since August 2007, I have been and continue to be, personally involved in the business development activities in Russia and India. It is my personal objective to deliver Guardian’s first significant PinPoint revenue transaction within the near future. The Russian government has approved the concept and construction of airports forming several transit hubs in Moscow, St. Petersburg, Samara, Ekaterinburg, Krasnoyarsk, Novosibirsk, Khabarovsk, Rostov-na-Donu, and Kaliningrad.  Through the relationships that we have developed with distribution channel partners, we are actively involved with each of these opportunities. We have already presented pricing proposals to several of these airports.

I hope this letter provides an overview of our future plans and the activities, both completed and in progress that we expect will make our goals a successful reality.  I am optimistic about the near-term outlook for the markets we have targeted and, as often happens, market expectations often become self-fulfilling.  I look forward to your comments and questions to help improve the quality of subsequent letters. We enclose a summary of our recent strategic initiatives and highlights of our achievements during the past twelve months. We believe each of these accomplishments will position Guardian for success this year and beyond.

In closing, I would like to thank those dedicated investors who have maintained their loyalty and offered words of encouragement along the way. I would also like to thank Guardian’s employees and their families for their support, sacrifice, dedication, perseverance and accomplishments.

I am extremely excited about what lies ahead and confident in our Company’s ability to succeed. I hope you join me in that excitement.

Sincerely,

/s/ Michael W. Trudnak

Michael W. Trudnak

Chairman & Chief Executive Officer

Guardian Technologies International

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release looking forward in time involve risks and uncertainties, including the risks associated with the effect of changing economic conditions, trends in the products markets, variations in the company's cash flow, market acceptance risks, patent litigation, technical development risks, seasonality and other risk factors detailed in the company's Securities and Exchange Commission filings.

2007 Strategic Initiatives and Highlights

Homeland Security Strategies and Accomplishments

Leverage a tight integration strategy with a scanner manufacturer to secure a worldwide leadership position for baggage, cargo and parcel scanning.

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We executed our initial Strategic Alliance and Joint Development Agreement with Control Screening LLC, d/b/a AutoClear, to deliver a fully integrated, automated threat detection hardware and software solution using PinPoint.

Develop the initial framework for our international sales, marketing and distribution infrastructure.

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We entered into a non-exclusive Marketing License Agreement with International Threat Detection Systems (“ITDS”) for representation of both PinPoint and nSight in Europe and South America.

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We entered into a Distribution Agreement with Hi-Tec Aviation Safety & Security Systems Pvt. Ltd. for representation of both PinPoint and nSight in India and adjacent countries.

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We entered into a non-exclusive Distribution Agreement with Borlas for representation of both PinPoint and nSight in Russia and the CIS.  Borlas is an IBS company having estimated consolidated revenues of US$380 million and a total staff size of over 3,500. Eighty-four of Russia’s top 100 companies are customers of IBS and Borlas.  The company is a leader in the business applications and management market (over 20% of the market) and the largest IT services company in Russia and Eastern Europe.

Validate/Certify PinPoint with foreign governments to gain international acceptance of the technology.

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We completed all field-based explosive detection performance testing, laboratory performance testing of explosive detection capabilities, source code review and technical manual reviews by the Russian Government’s testing laboratories.  Awaiting final certification.  The certification process has taken considerably longer than expected due to customs and importation issues, as well as the massive volume of certification applications being reviewed by the Russian Ministry. We are not currently aware of any known issues with our certification application and expect that the certification process will be completed in the near future.

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We completed a homemade explosives image data collection project for the Spanish Government, hosted by TEDAX and supported by Prosegur, at a special bomb facility near Madrid. A March 2008 scheduled certification test of our detection capabilities on homemade explosives was postponed by the Spanish Government for reasons not disclosed to Guardian.  The test has been rescheduled for May 21-23, 2008.

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Licensed PinPoint to NAST for use at their location in Moscow.  NAST intends to use as a demonstration system for potential clients.

Validate/Verify PinPoint with TSA.

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We extended our Cooperative Research and Development Agreement (CRDA) with the Transportation Security Laboratory (TSL) for an additional six months, and subsequently in February 2008 for an additional year. Absent a TSA standard for the certification of automated threat detection software, we continue to work closely with TSL to evaluate PinPoint.  We believe significant progress has been made and that PinPoint will be approved for use in the United States.

Healthcare Strategies and Accomplishments

Develop domain knowledge sharing partnerships with international research institutions.

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We signed a joint development agreement with the Aurum Institute, a leading international research institute in South Africa committed to the detection and treatment of HIV, malaria and tuberculosis. Aurum has received many international awards for their work in HIV, TB and malaria.  Aurum’s research has been funded by the Gates Foundation, The World Health Organization, CREATE, various South African mining companies and the South African Government.

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We entered into a collaborative relationship with the Medical Imaging and Informatics Laboratory at the University of Southern California (USC) to gain greater domain knowledge, access to patient case studies and feasibility trials for both Signature Mapping for breast cancer and applications within the brain.  Under the terms of this relationship we have jointly conducted several pilot studies that have validated the performance of Signature Mapping for breast cancer detection and the detection of visually unseen bleeds on the brain.

Establish strategic partnerships for the international sales, marketing and distribution of Signature Mapping applications.

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We entered into a Teaming and Joint Development Agreement with Rogan-Delft Diagnostic Imaging. Delft is a leader in x-ray screening devices for tuberculosis and has installed over 30,000 systems worldwide.

Other Accomplishments

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Submitted a new patent filing for a vital component of the Signature Mapping software solution. The new patent filing wraps additional technological imaging advancements around Guardian's existing eleven patents to enable an industry-first product that detects threatening tissue smaller than those a radiologist can see with the naked eye, enabling earlier treatment, dramatically reducing unnecessary biopsies and potentially increasing survival rates.

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Formed an Advisory Board to focus on the future strategic positioning of technological developments, future product development, industry trends, and potential research collaborations with third parties. The Company has appointed as Chairman of the Advisory Board, Ronald R. Polillo who is also a member of our Board of Directors.  We also appointed Ronald B. Schilling, Ph.D. as a member.

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Appointed two Board members to replace directors who resigned their positions during 2007, as follows: (i) Mr. Ronald R. Polillo, a world-renowned expert in aviation security technologies, and (ii) Mr. Henry A. Grandizio, a named partner at Grandizio, Wilkins, Little & Mathews, who brings financial experience to the Chairmanship of our Audit Committee.

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District Court for the Fourth Judicial District of the State of Minnesota ordered that all claims against Guardian and its co-defendants, be dismissed with prejudice.

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Incorporated Applied Visual Sciences, Inc., as a wholly-owned subsidiary that will be focused on accelerating the commercialization of the Company's next-generation disease detection technology for the healthcare industry.